Exhibit 23-1

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Public Service Electric and Gas Company and its subsidiaries (the "Company") on Form S-3 of our report dated February 17, 2004, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in all Prospectuses, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Parsippany, NJ

April 30, 2004